United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

MyECheck, Inc.

(Exact name of registrant as specified in its charter)

Nevada 000-51977 N/A
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification No.)

1190 Suncast Lane, Suite 5
El Dorado Hills, CA  95762

(Address of principal executive offices with zip code)

(916) 939-3241

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Information to be included in the report

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into a memorandum of understanding with Ed Starrs, its founder and CEO, under which the Company will become the sole licensee of a newly granted patent for check processing technology.  No royalties will be due for the patent for one year, and future royalties are subject to negotiation by the Company and Mr. Starrs.

Item 9.01 Financial Statements and Exhibits

The Company has issued a press release relating to the issuance of a patent to Ed Starrs, its founder and CEO, for check processing technology.  The Company has entered into a memorandum of understanding with Mr. Starrs that the Company will be the sole licensee of the patent.  No royalties will be due for the patent for one year, and future royalties are subject to negotiation by the Company and Mr. Starrs.  A copy of the press release is attached as an exhibit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: MyECheck, Inc..

Signed: /s/ Ed Starrs

Name: Ed Starrs

Title: President and Chief Executive Officer

Date: June 24, 2008

Exhibit Index

Exhibit No. Description

Exhibit 99.1	Press release of June 24, 2008